Exhibit 10.63

FIRST AMENDMENT

TO THE

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

AMENDED AND RESTATED INCENTIVE DEFERRED COMPENSATION PLAN

Background Information

A. State Auto Property & Casualty Insurance Company (the “Company”) maintains the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan (the “Plan) for the benefit of certain high income or key management employees who are selected by the Chairman to participate in the Plan.

B. The Company desires to amend the Plan to remove as investment options: (1) common shares of State Auto Financial Corporation; and (2) phantom stock units representing the fair market value of common shares of State Auto Financial Corporation.

C. Article V.B. of the Plan authorizes the amendment of the Plan by action of the Company at any time.

Amendment

Effective as of November 22, 2002, the Plan shall be amended as follows:

1. The first paragraph of Article III of the Plan shall be deleted in its entirety, and the following shall be substituted therefore:

“The benefits provided to participants under their Incentive Deferred Compensation Agreements are paid from the Company’s general assets. The program is, therefore, considered to be an “unfunded” arrangement as amounts are not set aside or held by the Company in a trust, escrow, or similar account or fiduciary relationship on your behalf. Each participant’s rights to benefits under the Plan are equivalent to the rights of any unsecured creditor of the Company. However, the Company may open accounts with one or more investment companies selected by the Chairman, in his discretion, including from among those used as investment options under the Qualified Plan, and may invest funds subject to this Plan in such investment company account(s)

(collectively, the “investment options”) at their then current offering price. Each participant may be permitted to direct how the portion of the Company’s funds allocable to him or her is invested among the investment options if any such accounts are established. The Company currently expects any such investment options (other than common shares, without par value, of State Auto Financial Corporation) to be similar to those available under the Qualified Plan, but it is not obligated to make these or any other particular investment options available or, if made available at any one time, to continue to make them available. All investments shall at all times continue to be a part of the Company’s general assets for all purposes.”

2. The first sentence of the fifth paragraph of Article III shall be deleted, and the following shall be substituted therefore:

“SELECTION OF INVESTMENT OPTIONS: In the event the Company makes any investment options available to participants, at such time each year as you elect to defer a portion of your compensation (the “Deferred Amount”), you will be given a form pursuant to which you may direct how such Deferred Amount is to be invested among the available investment options.”

3. The sixth and seventh paragraphs of Article III of the Plan shall be deleted in their entirety, and the following shall be substituted therefore:

“The Company will invest a participant’s Deferred Amount in accordance with the participant’s directions as soon as practicable after the Company has deemed such amount to have been earned. All purchases by the Company of shares of investment companies will be at such shares’ current offering price.”

4. Paragraph C.1. of Article IV of the Plan shall be deleted in its entirety, and the following shall be substituted therefore:

1. CASH PAYMENT ONLY. Any benefits payable to you under the Plan will be made solely in cash and not in the form of any other property or securities, including any shares of an investment company that may be an investment option hereunder. Any investment options representing a participant’s Accumulations under the Plan are the sole and exclusive property of the Company. As a result, you will have no rights as a shareholder, including voting rights, with respect to the investment options representing your Accumulations.

All other provisions of the Plan shall remain in full force and effect. Replacement pages to the Plan may be generated to reflect the foregoing amendment within the restated version of the Plan document.

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

By:
Its:
Date: